Exhibit 99.1

DANDRIT BIOTECH ANNOUNCES ACQUISITION OF ENOCHIAN

NEW YORK, NY - January 17, 2018 - DanDrit Biotech USA, Inc. (“DanDrit”) is pleased to announce that it has signed an agreement under which it has agreed to acquire Enochian Biopharma Inc. ("Enochian") and its new technology platforms. Enochian is developing an innovative proprietary technology, which includes combinatory gene therapy methods in the field of HIV/AIDS. DanDrit believes that through the acquisition, Enochian's technology will enhance DanDrit's research and development efforts in cellular therapy and add to its pipeline, which also includes cellular immune-oncology products for the prevention of relapse of metastatic colon cancer after resection and chemotherapy.

As consideration for the acquisition, the stockholders of Enochian shall be entitled to receive (i) 50% of the number of shares of DanDrit's common stock issued and outstanding as of the effective time of the acquisition, after giving effect to the acquisition, (ii) pro rata shares of DanDrit's common stock upon the exercise or conversion of any of DanDrit's stock options and warrants currently outstanding and (iii) expenses related to the acquisition and the transactions contemplated thereby.

DanDrit plans to change its name to Enochian ImmunoScience, Inc. and to relocate to its new headquarters in Los Angeles, California.

The acquisition is subject to customary closing conditions, and in addition (i) Enochian will have executed a perpetual, sole and exclusive license with Weird Science LLC to use all of Weird Science LLC's intellectual property rights in its proprietary technology for the prevention, treatment and amelioration of HIV in humans, including an assignment of the rights to experimental studies with syngeneic and humanized mice models, and DanDrit will be satisfied with all due diligence related to such intellectual property, (ii) DanDrit, Weird Science LLC and a certain stockholder of DanDrit will have entered into an Investor Rights Agreement and a Standstill & Lock-Up Agreement, (iii) DanDrit will have not less than $19,000,000 in cash on hand, less up to a maximum of $1,000,000 of expenses related to the acquisition and (iv) DanDrit will have executed employment and/or consulting agreements with certain persons affiliated with Enochian. DanDrit expects the acquisition to be finalized on or before February 15th.

“We are excited about the potential of the Enochian technology platforms and the application of these technologies to complement ongoing research and development efforts,” said Eric Leire, MD, DanDrit´s President and Chief Executive Officer. “This acquisition demonstrates our deep commitment to continuing to invest in future innovation in the field of cellular therapy and we believe Enochian's technology will enhance our efforts to improve care for people with HIV and advanced cancers.”

About DanDrit

DanDrit Biotech USA, Inc. (OTCQB: DDRT) is a publicly traded, development stage, biopharmaceutical company with a 15 year history in the biotechnology industry developing immunotherapies for various types of cancer. DanDrit is currently engaged in development of innovative treatments for colon cancer.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as "believes, plans" "expects" or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in DanDrit's most recent Annual Report on Form 10-K filed with the SEC and risks specific to the matters described herein, such as the consummation of the acquisition of Enochian and the success of the technology described herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and DanDrit undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.